UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report: December 22, 2011

MIDDLESEX WATER COMPANY

(Exact name of registrant as specified in its charter)

NEW JERSEY	0-422	22-1114430
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1500 RONSON ROAD, P.O. BOX 1500, ISELIN, NEW JERSEY 08830

(Address of principal executive offices, including zip code)

(732)-634-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Middlesex Water Company

Item. 5.02. Departure of Director or Principal Officers; Election of Director; Appointment of Principal Officers.

Announcement of retirement of James P. Garrett, Vice President – Human Resources of Middlesex Water Company and appointment of his successor, Lorrie B. Ginegaw, as set forth in the attached press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

MIDDLESEX WATER COMPANY
(Registrant)

s/Kenneth J. Quinn
Kenneth J. Quinn
Vice President, General Counsel,
Secretary and Treasurer

Dated: December 22, 2011

MIDDLESEX WATER COMPANY ANNOUNCES RETIREMENT OF JAMES P. GARRETT, VICE PRESIDENT-HUMAN RESOURCES

ISELIN, NJ, December 22, 2011 - James P. Garrett, Vice President – Human Resources of Middlesex Water Company, (NASDAQ:MSEX) has announced that he will retire effective March 1, 2012. Mr. Garrett joined the Company in 2003 and was elected Vice President-Human Resources in May 2004. A member of the Company’s Executive Committee, Mr. Garrett has been responsible for the human resources and information technology functions. In addition, he had overall responsibility for the company’s safety and training programs. Management oversight of the company’s information technology function has been transitioning to Richard Risoldi, Vice President - Operations & Chief Operating Officer, in connection with Mr. Risoldi’s role leading the company’s Enterprise Resource Planning business improvement and technology initiatives.

“In addition to traditional Human Resources management functions, Jim has played a key leadership role in areas of policy, as well as planning and implementation of our major business and technology initiatives,” said Dennis Doll, Middlesex Water President & CEO. “He has served as a long-time Chair of the Human Resources Committee of the New Jersey Utilities Association in support of our industry on a statewide basis. We thank Jim for his commitment and dedication to our company and our industry and wish him good health and happiness in his retirement,” added Doll.

Effective March 1, 2012, Lorrie B. Ginegaw, Director of Human Resources, will assume the role of Vice President – Human Resources. Ms. Ginegaw joined Middlesex Water’s Delaware subsidiary, Tidewater Utilities, in 2004, and was named Human Resources Manager at Tidewater in 2005. In 2007, she was named Director of Human Resources of the Middlesex Water Company enterprise. Ms. Ginegaw earned a Bachelor’s Degree from Wichita State University and a Master’s Degree in Business from Wilmington University. Currently, she serves as Vice Chair of the New Jersey Utilities Association’s Human Resources Committee and is a member of the Board of Trustees of the Middlesex County Workforce Investment Board.

About Middlesex Water Company

Middlesex Water Company, organized in 1897, is an investor-owned water utility, serving customers in New Jersey, Delaware and Pennsylvania. For additional information regarding Middlesex Water Company, visit the Company's Web site at www.middlesexwater.com or call (732) 634-1500.

Contact:

Bernadette Sohler, Vice President – Corporate Affairs

Middlesex Water Company

1500 Ronson Road

Iselin, New Jersey 08830

(732) 638-7549 www.middlesexwater.com